RESTRICTED STOCK AGREEMENT
2004 STOCK INCENTIVE PLAN

THIS AGREEMENT, made as of this _____ day of _______________, 2004, by and between Southwestern Energy Company, an Arkansas corporation (the "Company") and _______________ (the "Participant").

WITNESSETH:

WHEREAS, the Participant is now serving as an officer or key employee of the Company and the Company desires to afford the Participant the opportunity to acquire, or enlarge, the Participant's stock ownership in the Company so that the Participant may have a direct proprietary interest in the Company's success;

NOW, THEREFORE, in consideration of the covenants and agreement herein contained, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock

Pursuant to the provisions of the Southwestern Energy Company 2004 Stock Incentive Plan (the "Plan") the Company hereby grants to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right to receive from the Company ________ shares of Restricted Stock ($.10 par value) of the Company.

2. Definitions

The meaning of all terms defined in the Plan and used herein shall be as defined in the Plan.

3. Term and Restrictions

(a) Issue Date and Vesting Date

The Issue Date of the Restricted Stock granted hereunder shall be the effective date of this agreement. Except as provided in Sections 8(c) and 8(f) of the Plan, stock certificates representing the shares of Restricted Stock granted hereunder shall be issued in accordance with Section 8(d) of the Plan. Such shares shall vest ratably over a period of four years from the date hereof on each of the next four succeeding anniversaries of the date hereof (the "Vesting Dates"). Except as provided in Sections 8(c) and 8(f) of the Plan, and provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(b) of the Plan are satisfied, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(c) of the Plan shall cease to apply to such share.

(b) Conditions to Vesting

Except for continuation of employment with the Company as provided in Section 3(f) hereof, there are no conditions to the vesting of the shares of Restricted Stock granted hereunder.

(c) Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant, and the transfer shall be of no force or effect.

(d) Issuance of Certificates

(1) Except as provided in Sections 8(c) or 8(f) of the Plan, reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificates shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Southwestern Energy Company 2004 Stock Incentive Plan and an Agreement entered into between the registered owner of such shares and Southwestern Energy Company. A copy of the Plan and Agreement are on file in the principal executive offices of the Company.

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms hereof.

(2) Each certificate issued pursuant to Section 8(d)(1) of the Plan, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(e) Consequences Upon Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(c) of the Plan shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant, a certificate evidencing such share, free of the legend set forth in Section 8(d)(1) of the Plan, together with any other property of the Participant held by the custodian pursuant to Section 8(d)(2) of the Plan.

(f) Effect of Termination of Employment

In the event that the employment of the Participant with the Company shall terminate for any reason prior to the vesting of shares of the Restricted Stock, all shares of Restricted Stock granted to the Participant hereunder which have not vested as of the date of such termination shall immediately be forfeited.

(g) Effect of Change in Control

Upon the occurrence of a Change in Control, all shares of Restricted Stock granted hereunder which have not theretofore vested, or been cancelled or forfeited pursuant to any provision hereof or of the Plan, shall immediately vest.

4. Adjustment Upon Changes in Company Stock

(a) Outstanding Restricted Stock

Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by Participant with respect to a share of Restricted Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the custodian designated pursuant to Paragraph 8(d)(2) of the Plan. The Committee has determined that the right to receive cash dividends paid on the shares of Restricted Stock shall vest on the Issue Date.

The Committee may, in its absolute discretion, adjust the grant of shares of Restricted Stock made hereunder, provided the Issue Date has not occurred as of the date of the occurrence of any of the following events, to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Participant under the grant.

(b) No Other Rights

Except as expressly provided in the Plan, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Company Stock subject to the Incentive Award granted hereunder.

5. Rights as a Shareholder

The Participant shall have no rights as a stockholder with respect to any shares of Company Stock covered by or relating to the Incentive Award granted hereunder until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 4 hereof, no adjustment to the Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

6. No Special Employment Rights; No Right To Incentive Award

Nothing contained in the Plan or this Incentive Award shall confer upon Participant any right with respect to continuation of the Participant's employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of Participant from the rate in existence on the date hereof. The grant of the Incentive Award hereunder shall neither require nor prevent the granting of any subsequent Incentive Award to Participant or any other Participant or person.

7. Securities Matters

Southwestern shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or this Agreement or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan or this Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of shares make such agreements and representations, and that such certificates bear such legends as the Committee, in its sole discretion, deems necessary or desirable.

8. Withholding Taxes

(a) Cash Remittance

Whenever shares of Company Stock are to be issued upon the occurrence of the Issue Date or the Vesting Date and whenever dividends are paid in respect of non-vested shares of restricted stock, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such occurrence prior to the delivery of any certificate or certificates for such shares.

(b) Stock Remittance

Subject to Section 14(b) of the Plan, at the election of the Participant, subject to the approval of the Committee, when shares of Company Stock are to be issued upon the occurrence of the Issue Date or the Vesting Date, in lieu of the remittance required by Section 14(b) of the Plan, the Participant may tender to the Company a number of shares of Company Stock determined by such Participant, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise.

(c) Stock Withholding

The Company shall have the right, when shares of Company Stock are to be issued upon the occurrence of the Issue Date or the Vesting Date, in lieu of requiring the remittance required by Section 14(c) of the Plan, to withhold a number of such shares, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such occurrence and is not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise.

9. Participant Bound by the Plan

Participant hereby acknowledges that he may review a complete copy of the Plan, which is on file in the office of the Secretary of Southwestern Energy Company, 2350 Sam Houston Parkway East, Suite 300, Houston, Texas 77032 and agrees to be bound by all the terms and provisions thereof, as amended from time to time, which are incorporated herein by reference. In the event of any conflict between the terms of the Plan and the terms of this agreement, the terms of the Plan shall control.

10. Transfers Upon Death

No transfer by will or the laws of descent and distribution of the Incentive Award granted hereunder, or the right to exercise such Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

11. Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein or in the Plan, failure by the Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or this agreement, unless such failure is remedied by the Participant (or beneficiary) within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of the Incentive Award, in whole or in part as the Committee, in its absolute discretion, may determine.

12. Applicable Law

Except to the extent preempted by any applicable federal law, the Plan and this Agreement will be construed and administered in accordance with the laws of the State of Arkansas, without reference to the principles of conflicts of law.

13. Notices

Any notice hereunder to the Company shall be addressed to it at its office, 2350 North Sam Houston Parkway East, Suite 300, Houston, Texas 77032: Attention: Secretary, and any notice hereunder to Participant shall be addressed to the Participant at __________________________. Either party may designate at any time hereafter in writing some other address.

IN WITNESS WHEREOF, Southwestern Energy Company has caused this Agreement to be executed by its undersigned duly authorized officer as of the _____ day of _____________, 2004.

SOUTHWESTERN ENERGY COMPANY

ATTEST: (Seal)	By: _______________________________
President and Chief Executive Officer
By: ______________________________________ 9;

_______________________________
(Participant)